PRESS RELEASE

02/06/20

Carlisle Companies Reports Record Fourth Quarter Diluted EPS of $1.81 and Full Year Diluted EPS of $8.21, an increase of 22% and 40%, respectively

SCOTTSDALE, ARIZONA, February 6, 2020 - Carlisle Companies Incorporated (NYSE:CSL) today announced its financial results for the three and twelve month periods ended December 31, 2019.

•	Delivered operating income of a record $141 million in the fourth quarter, an increase of 23.3% year-over-year

•	Grew full year operating cash flow 107% to $703 million, generating free cash flow of $614 million, an increase of 181% year-over-year, representing 130% free cash flow conversion for the full year

•	Repurchased approximately 1 million shares for $150 million in the fourth quarter and 2.8 million shares for $382 million for the full year

CEO Comment

Chris Koch, President and Chief Executive Officer, commented: “Driven by strong underlying demand in North American non-residential roofing markets, Carlisle delivered record fourth quarter sales, operating income and diluted EPS. We accomplished these results despite the continued negative impact in the global economy driven by US/China trade negotiations, Brexit uncertainty, global industrial production declines and significant commercial aerospace production delays at a key customer.

We continue to gain traction on the key pillars of Vision 2025, under which we target: $8 billion in revenues, 20% operating margin, and 15% ROIC, all driving to $15 of earnings per share.

As we embark on year three of Vision 2025, we will build on the achievements of our first two years and continue to drive towards our objectives of: achieving 5% organic growth with leverage, utilizing the Carlisle Operating System (COS) to deliver efficiencies and annual cost savings of 1-2% of revenues, deploying $3 billion to build scale with synergistic acquisitions, continuing to invest in exceptional talent and allocating over $3 billion into capital expenditures, share repurchases and dividends.

Full year 2019 highlights include:

•	Delivered 2.8% organic revenue growth despite significant global headwinds; leveraged this growth to expand operating margins 220 basis points

•	Drove organic revenue growth of 5.0% since launching Vision 2025, in line with our long-term target

•	Maintained strong price discipline, leading to positive price realization across all businesses

•	Achieved gross savings and benefits from COS within our targeted range of 1-2% of revenues

•	Deployed over $600 million of capital into 8 strategic and synergistic acquisitions

•	Leveraged our strong cash flow and balance sheet by deploying over $485 million into share repurchases and dividends paid; 3-year total of $1.4 billion

In addition to our strong financial performance, we are pleased about the continued momentum our team has generated around Environmental Social and Governance (ESG) issues. In 2019 we established an ESG steering committee, developed an ESG reporting process, elevated the position of Director of Sustainability to report directly to the CEO and established a plan to publish our first ESG report in 2020. Additionally, we made progress in diversifying our Board of Directors and have made commitments to ensuring a $15 per hour minimum wage in our U.S. operations, gender pay equity, and a gender-balanced management team.

We are pleased with our significant accomplishments and strong performance in a challenging 2019. Supported by COS, our teams focused on and executed numerous continuous improvement projects to help overcome these challenges. Finally, we recognize that Carlisle's achievements are the culmination of efforts by our employees, customers, channel partners and suppliers, and we appreciate their contribution to our record results in 2019."

4th Quarter 2019

Revenue of $1.14 billion increased 6.2% from $1.08 billion in the fourth quarter of 2019. Organic revenue was flat (organic revenue defined as revenue excluding acquired revenues within the last twelve months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 6.4% in the quarter. Changes in foreign exchange rates had a negative (0.2)% impact on revenues.

Operating income of $141.3 million increased 23.3% from the fourth quarter of 2018. Operating income performance was driven by raw material savings, contributions from COS, lower restructuring charges, and acquisitions, partially offset by wage inflation and lower volume at CIT, CFT and CBF.

During the fourth quarter of 2019, Carlisle completed the purchase of Providien and announced an agreement to acquire Fileca, strengthening our CIT Medical Technologies and Aerospace platforms.

Consistent with our Vision 2025 strategy, Carlisle repurchased approximately 1 million shares of common stock for $150.0 million and paid $28.4 million in dividends in the fourth quarter.

Full Year 2019

2019 revenues of $4.8 billion increased 7.4% from $4.5 billion for 2018. Acquired revenues contributed a total of 5.1%. Organic revenues grew 2.8%. Foreign exchange had a negative impact of 0.5%.

2019 operating income of $654.2 million increased 28.5% from 2018, resulting in operating margins of 13.6%. Operating income performance was driven by higher sales volume at CCM and CIT, price realization, raw materials savings, lower restructuring charges and contributions from COS. Operating Income performance was partially offset by wage inflation and lower volume at CFT and CBF.

For the full year 2019, Carlisle delivered diluted EPS of $8.21. In addition to drivers of operating income, Carlisle's EPS benefited from a reduced share count. Carlisle repurchased 2.8 million shares of common stock for $382.1 million and returned a record $102.9 million to shareholders in the form of dividends.

Fourth Quarter 2019 Segment Highlights

Carlisle Construction Materials (CCM)

•	Revenues of $753.7 million, up 11.4% (+5.1% organic) year-over-year, were driven by continued strength in U.S. commercial roofing demand, new product introductions and contributions from acquisitions.

•
Operating income was $127.6 million, up +31.1% year-over-year. Operating margin of 16.9%, a 250 basis point improvement, benefited from positive volume leverage, raw material savings, contributions from acquisitions and savings from COS, partially offset by wage inflation.

•	Items affecting comparability were benefits of $0.4 million versus costs of $0.5 million in the fourth quarter of 2018.

•	We expect CCM to achieve mid-single digit revenue growth in 2020.

Carlisle Interconnect Technologies (CIT)

•	Revenues of $239.2 million, up 3.3% (-3.1% organic) year-over-year were driven by acquisitions and strength in commercial aerospace and medical markets.

•
Operating income was $29.1 million, down (12.6)% year-over-year. Operating margin of 12.2%, a 220 basis point decline, was affected by higher restructuring and acquisition costs, lower volumes and wage and raw material inflation, partially offset by savings from COS and price realization.

•	Items affecting comparability were costs of $6.9 million versus $2.2 million in the fourth quarter of 2018.

•	We expect CIT revenue to grow high single digits in 2020.

Carlisle Fluid Technologies (CFT)

•
Revenues of $79.5 million, down (3.5)% (-16.1% organic) year-over-year, reflected volume declines, particularly in the general industrial and automotive sectors, especially in China, partially offset by acquisitions.

•
Operating income was $10.1 million, down (15.8)% year-over-year. Operating margin of 12.7%, a 190 basis point decline, reflected impacts from lower volumes and wage inflation, partially offset by savings from COS.

•	Items affecting comparability were benefits of $0.6 million versus costs of $0.4 million in the fourth quarter of 2018.

•	We expect CFT to achieve low-to-mid single digit revenue growth in 2020.

Carlisle Brake & Friction (CBF)

•	Revenues of $71.9 million, down (17.4)% (-16.6% organic) year-over-year, reflected headwinds in off-highway vehicle end markets and foreign currency translation headwinds.

•
Operating income was $0.8 million, up 111.3% year-over-year. Operating margin of 1.1%, a 930 basis point improvement, was driven by efficiencies gained from the 2018 Tulsa, Oklahoma to Medina, Ohio plant consolidation, lower restructuring costs and savings from COS, partially offset by lower volumes, wage inflation and foreign exchange headwinds.

•	Items affecting comparability were costs of $0.5 million versus $9.1 million in the fourth quarter of 2018.

•	We expect CBF revenues to decline mid-single digits in 2020.

Cash Flow

Free cash flow (defined as cash provided by operating activities less capital expenditures, and comprised of continuing and discontinued operations) was $614.2 million for the twelve months ended December, 31 2019, an increase of $395.7 million versus the prior year. The increase in free cash flow was primarily attributable to higher cash earnings, efficient use of working capital, lower capital expenditures, and payments made in 2018 related to tax on the sale of Carlisle FoodService Products and U.S. tax reform. 2019 full year free cash flow conversion was 130%, up significantly from 2018.

During the three months ended December 31, 2019, we redeployed our free cash flow towards acquisitions, $150.0 million in share repurchases and $28.4 million in dividends paid. As of December 31, 2019, we had $351.2 million of cash and $1.0 billion of availability under our revolving credit facility.

Koch concluded, "Despite geopolitical and economic uncertainties, we are confident that Carlisle's employees across the globe remain committed to our continued execution of the strategies and key actions that support the progress of Vision 2025. While we are still dealing with the effects of the China trade negotiations and a continued industrial production recession, we are very optimistic about the North American non-residential markets, our emerging Medical Technologies platform, and a return to normalcy at our largest North American aerospace customer. In addition to these strengths, we anticipate that we will continue to deploy capital for strategic acquisitions and opportunistic share repurchases. We expect to achieve mid-single digit revenue growth in 2020."

Table 1. Revenue Breakdown

	Three Months Ended December 31, 2019
	CCM	CIT	CFT	CBF
Change in Organic Revenues	5.1%	(3.1)%	(16.1)%	(16.6)%
Net Impact from Acquisitions	6.5%	6.4%	12.5%	—%
Impact from FX	(0.2)%	—%	0.1%	(0.8)%
Change in Revenues	11.4%	3.3%	(3.5)%	(17.4)%

EPS referenced in this release is from continuing operations unless otherwise noted.

Conference Call and Webcast

The Company will discuss fourth quarter 2019 results on a conference call at 5:00 p.m. ET today. The call may be accessed live by going to the Investor Relations section of the Carlisle website (http://www.carlisle.com/investor-relations/events-and-webcasts/default.aspx), or the taped call may be listened to shortly following the live call at the same website location. A PowerPoint presentation will accompany the call and can be found on the Carlisle website as well.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a diversified, global portfolio of niche brands and businesses that manufactures highly engineered products and solutions for our customers. Carlisle is committed to generating superior shareholder returns by combining a unique management style of decentralization, entrepreneurial spirit, active M&A, and a balanced approach to capital deployment, all with a culture of continuous improvement as embodied in the Carlisle Operating System. Carlisle’s markets include: commercial roofing, specialty polyurethane, architectural metal, aerospace, medical, defense, transportation, industrial, protective coating, auto refinishing, agriculture, mining, and construction. Carlisle’s worldwide team of employees generated $4.8 billion in revenues in 2019. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations and FP&A
(480) 781-5135
jgiannakouros@carlisle.com

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions except per share amounts)	2019	2018	2019	2018
Revenues	$1,144.3	$1,077.3	$4,811.6	$4,479.5

Cost of goods sold	835.6	798.5	3,439.9	3,304.8
Selling and administrative expenses	155.6	152.1	667.1	625.4
Research and development expenses	15.9	14.7	60.9	55.1
Other operating income, net	(4.1)	(2.6)	(10.5)	(14.8)
Operating income	141.3	114.6	654.2	509.0
Interest expense, net	16.5	15.5	66.1	64.7
Interest income	(1.7)	(3.7)	(7.9)	(11.2)
Other non-operating expense, net	2.9	3.3	0.7	9.6
Income from continuing operations before income taxes	123.6	99.5	595.3	445.9
Provision for income taxes	19.6	10.4	121.6	87.3
Income from continuing operations	104.0	89.1	473.7	358.6

Discontinued operations:
(Loss) income before income taxes	—	(0.2)	(1.8)	300.1
Provision for (benefit from) income taxes	1.4	0.8	(0.9)	47.6
(Loss) income from discontinued operations	(1.4)	(1.0)	(0.9)	252.5
Net income	$102.6	$88.1	$472.8	$611.1

Basic earnings per share attributable to common shares:
Income from continuing operations	$1.84	$1.50	$8.30	$5.92
(Loss) income from discontinued operations	(0.03)	(0.02)	(0.02)	4.17
Basic earnings per share	$1.81	$1.48	$8.28	$10.09

Diluted earnings per share attributable to common shares:
Income from continuing operations	$1.81	$1.49	$8.21	$5.88
(Loss) income from discontinued operations	(0.03)	(0.02)	(0.02)	4.14
Diluted earnings per share	$1.78	$1.47	$8.19	$10.02

Average shares outstanding (in thousands):
Basic	56,432	59,156	56,913	60,393
Diluted	57,232	59,457	57,547	60,786

Dividends declared and paid per share	$0.50	$0.40	$1.80	$1.54

(1) Basic and diluted EPS calculated based on "two-class" method of computing earnings per share using the following income attributable to common shareholders:
Income from continuing operations	$103.8	$88.8	$472.4	$357.4
Net income	102.4	87.8	471.5	609.2

Carlisle Companies Incorporated
Unaudited Segment Information

	Three Months Ended December 31,		Increase (Decrease)		Twelve Months Ended December 31,		Increase (Decrease)
(in millions, except percentages)	2019	2018	Amount	Percent	2019	2018	Amount	Percent
Revenues
Carlisle Construction Materials	$753.7	$676.3	$77.4	11.4%	$3,233.3	$2,880.3	$353.0	12.3%
Carlisle Interconnect Technologies	239.2	231.6	7.6	3.3%	972.9	933.8	39.1	4.2%
Carlisle Fluid Technologies	79.5	82.4	(2.9)	(3.5)%	278.4	291.6	(13.2)	(4.5)%
Carlisle Brake & Friction	71.9	87.0	(15.1)	(17.4)%	327.0	373.8	(46.8)	(12.5)%
Total	$1,144.3	$1,077.3	$67.0	6.2%	$4,811.6	$4,479.5	$332.1	7.4%

Operating Income (Loss)
Carlisle Construction Materials	$127.6	$97.3	$30.3	31.1%	$576.0	$435.4	$140.6	32.3%
Carlisle Interconnect Technologies	29.1	33.3	(4.2)	(12.6)%	131.6	117.3	14.3	12.2%
Carlisle Fluid Technologies	10.1	12.0	(1.9)	(15.8)%	24.0	37.1	(13.1)	(35.3)%
Carlisle Brake & Friction	0.8	(7.1)	7.9	111.3%	21.3	(0.8)	22.1	2,762.5%
Segment Totals	167.6	135.5	32.1	23.7%	752.9	589.0	163.9	27.8%
Corporate and unallocated (1)	(26.3)	(20.9)	(5.4)	25.8%	(98.7)	(80.0)	(18.7)	23.4%
Total	$141.3	$114.6	$26.7	23.3%	$654.2	$509.0	$145.2	28.5%

Operating Margin Percentage
Carlisle Construction Materials	16.9%	14.4%	250 bps		17.8%	15.1%	270 bps
Carlisle Interconnect Technologies	12.2%	14.4%	(220) bps		13.5%	12.6%	90 bps
Carlisle Fluid Technologies	12.7%	14.6%	(190) bps		8.6%	12.7%	(410) bps
Carlisle Brake & Friction	1.1%	(8.2)%	930 bps		6.5%	(0.2)%	670 bps
Total	12.3%	10.6%	170 bps		13.6%	11.4%	220 bps

Depreciation and Amortization
Carlisle Construction Materials	$24.7	$19.7	$5.0	25.4%	$93.9	$77.9	$16.0	20.5%
Carlisle Interconnect Technologies	17.1	14.7	2.4	16.3%	63.0	58.3	4.7	8.1%
Carlisle Fluid Technologies	6.2	5.8	0.4	6.9%	24.1	22.9	1.2	5.2%
Carlisle Brake & Friction	5.5	6.4	(0.9)	(14.1)%	21.7	23.5	(1.8)	(7.7)%
Corporate and unallocated (1)	0.5	0.8	(0.3)	(37.5)%	2.7	2.9	(0.2)	(6.9)%
Total	$54.0	$47.4	$6.6	13.9%	$205.4	$185.5	$19.9	10.7%

(1)	Includes general corporate expenses and other unallocated costs.

Carlisle Companies Incorporated
Unaudited Items Affecting Comparability Information

Items affecting comparability include costs, and losses or gains related to, among other things, growth and profitability improvement initiatives and other events outside of core business operations (such as asset impairments, exit and disposal and facility rationalization charges, costs of and related to acquisitions, litigation settlement costs, gains and losses from and costs related to divestitures, and non-comparable tax items). Because these items affect our, or any particular operating segment's, financial condition or results in a specific period in which they are recognized, we believe it is appropriate to present the total of these items to provide information regarding the comparability of results of operations period to period.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Impact to Operating Income
Exit and disposal costs	$3.6	$6.1	$13.7	$17.9
Other facility rationalization costs	2.2	5.6	5.7	13.2
Acquisition related costs:
Inventory step-up amortization	0.9	—	3.1	1.0
Other acquisition costs	2.0	1.7	8.3	4.6
Litigation costs	—	—	—	2.5
Gains from contingent consideration	(2.0)	—	(5.0)	—
Gains from divestitures	(2.1)	—	(2.1)	(6.6)
Total	$4.6	$13.4	$23.7	$32.6

Impact to Diluted EPS from Continuing Operations (1)
Exit and disposal costs	$0.05	$0.08	$0.18	$0.22
Other facility rationalization costs	0.03	0.07	0.08	0.16
Acquisition related costs:
Inventory step-up amortization	0.01	—	0.04	0.01
Other acquisition costs	0.04	0.02	0.12	0.06
Litigation costs	—	—	—	0.03
Gains from contingent consideration	(0.03)	—	(0.09)	—
Gains from divestitures	(0.03)	—	(0.02)	(0.08)
Tax items (2)	(0.10)	(0.14)	(0.23)	(0.20)
Total	$(0.03)	$0.03	$0.08	$0.20

Impact to Operating Income
Carlisle Construction Materials	$(0.4)	$0.5	$2.2	$0.4
Carlisle Interconnect Technologies	6.9	2.2	16.7	9.2
Carlisle Fluid Technologies	(0.6)	0.4	0.8	(0.1)
Carlisle Brake & Friction	0.5	9.1	2.8	19.8
Corporate	(1.8)	1.2	1.2	3.3
Total	$4.6	$13.4	$23.7	$32.6

Impact to Diluted EPS from Continuing Operations (1)
Carlisle Construction Materials	$—	$0.01	$0.04	$0.01
Carlisle Interconnect Technologies	0.10	0.03	0.22	0.11
Carlisle Fluid Technologies	(0.02)	—	(0.01)	—
Carlisle Brake & Friction	0.01	0.12	0.04	0.24
Corporate	(0.12)	(0.13)	(0.21)	(0.16)
Total	$(0.03)	$0.03	$0.08	$0.20

(1)	Tax effect is based on the rate of the jurisdiction where the expense is deductible or income is taxable.

(2)	In order to provide better information to the user, items affecting comparability include all non-comparable tax activity in current periods and all comparative periods.

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
(in millions)	2019	2018
Net cash provided by operating activities	$703.1	$339.2

Investing activities:
Acquisitions, net of cash acquired	(616.4)	(19.5)
Capital expenditures	(88.9)	(120.7)
Proceeds from sale of discontinued operation	—	758.0
Other investing activities, net	10.4	11.4
Net cash (used in) provided by investing activities	(694.9)	629.2

Financing activities:
Repurchase of common stock	(382.1)	(459.8)
Dividends paid	(102.9)	(93.5)
Proceeds from exercise of stock options	37.0	22.7
Withholding tax paid related to stock-based compensation	(10.4)	(10.1)
Other financing activities, net	(2.8)	—
Net cash used in financing activities	(461.2)	(540.7)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.6	(1.1)

Change in cash and cash equivalents	(452.4)	426.6
Less: change in cash and cash equivalents of discontinued operations	—	1.3
Beginning of period	803.6	378.3
End of period	$351.2	$803.6

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2019	December 31, 2018
Cash and cash equivalents	$351.2	$803.6
Long-term debt, including current portion	1,591.6	1,587.8
Total shareholders' equity	2,642.8	2,597.4